Exhibit 10.1

AMENDMENT NO. 1

TO

ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO ADVISORY AGREEMENT (this "Amendment") is entered into as of December 15, 2009 by and between Halter Financial Group, L.P., a Texas limited partnership (“HFG”) and SMSA El Paso II Acquisition Corp, Inc., a Nevada corporation (the “Company”).

RECITALS:

WHEREAS, the Company, and HFG entered into that certain Advisory Agreement, dated as of November 5, 2009 (the "Advisory Agreement");

WHEREAS, pursuant to Section 5.2 of the Advisory Agreement, the Company, and HFG desire to amend the Advisory Agreement to extend the due date for payment of the $250,000 advisory fee from December 15, 2009 until January 31, 2010;

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, each intending to be legally bound, hereby agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Advisory Agreement.

2.           Amendment to Advisory Agreement.  The first sentence of Section 4 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:

“4.    Fees and Expenses.  On or before January 31, 2010, the Company shall deliver to HFG a fee of $250,000 to be paid via wire transferred funds.”

3.           Full Force and Effect.  Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Advisory Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Advisory Agreement, the terms "this Agreement", herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Advisory Agreement as amended by this Amendment.

4.           Counterparts.  This Amendment may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Advisory Agreement as of the date first written above.

HFG:

Halter Financial Group, L.P.

By:	/s/ Timothy P. Halter
Name: Timothy P. Halter
Its: Chairman

The Company:

SMSA El Paso II Acquisition Corp.

By:	/s/ Michael Campbell
Name: Michael Campbell
Its: President